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                                                                    EXHIBIT 10.4

                                   VALLEY BANK
                       NONQUALIFIED STOCK OPTION AGREEMENT

      THIS AGREEMENT is entered into by and between Valley Bank (the "Bank") and _____________________________ ("Holder"). The Bank and Holder agree as follows:

      Pursuant to the Bank's Nonqualified Stock Option Plan, as approved by the Board of Directors on December 8, 1999 and by the Commissioner of the Nevada Department of Business & Industry, Financial Institutions Division on December 30, 1999, and subject to approval by the Bank's shareholders at a meeting to be held on January 26, 2000 (the "Plan"), the Bank hereby grants to Holder an irrevocable nonqualified stock option to purchase 2,000 shares of common stock (par value $1.00 per share) of the Bank at an option price of $11.00 per share, payable in cash.

      The date of grant of this option is December 8, 1999. This option will terminate on the third anniversary of the Approval Date (defined below), unless sooner terminated by reason of death or disability as provided in the Plan.

      This option will be fully vested and exercisable on the date on which the Bank's shareholders approve the Plan (the "Approval Date"). From the Approval Date through the date of its termination, this option may be exercised by Holder, in whole or in part, at any time and from time to time. This option may only be exercised if it is exercised in the manner provided by the Plan. Exercise must be by actual delivery to the Bank of a written notice of exercise signed by Holder specifying the number of shares and option price and accompanied by payment of the full amount of the option price.

      All of the terms and conditions of the Plan are incorporated by this reference as part of this Agreement as if such terms and conditions had been included in this Agreement.

      EXECUTED as of January ___, 2000.

HOLDER:                                          BANK:

                                                 VALLEY BANK

_______________________                          ___________________________
                                                 Barry L. Hulin
                                                 President and CEO